Exhibit 10.34
FIRST AMENDMENT TO THE
INSPERITY, INC. 2012 INCENTIVE PLAN
(As Amended and Restated Effective June 16, 2017)

The Insperity, Inc. 2012 Incentive Plan, as amended and restated effective June 16, 2017 (the “Plan”), shall be, and hereby is, amended effective as of December 30, 2019, as follows:
I.
Section 7(i) is amended, in its entirety, to be and to read as follows:
“(i)    Minimum Vesting for Certain Types of Employee Awards. Any Option, Phantom Stock Award, Restricted Stock, Stock Appreciation Right, or Stock Award, granted to an Employee, which is not a Performance Award, shall be granted with a minimum vesting period of one (1) year from the Grant Date, provided that:

(i)
The Committee may provide for earlier vesting for an Employee Award granted in conjunction with an Employee’s date of hire or upon a termination of employment by reason of death, disability, retirement or Change of Control.

(ii)	The one (1) year minimum vesting period shall not apply to an Employee Award that is granted in lieu of salary or bonus.”
II.
Except as modified herein, the Plan shall remain in full force and effect.

IN WITNESS WHEREOF, this Amendment to the Plan is adopted this 30th day of December, 2019.
INSPERITY, INC.

By:      /s/ Daniel D. Herink
Daniel D. Herink
Senior Vice President of Legal,
General Counsel and Secretary